SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  July 15, 2004
                Date of Report (Date of earliest event reported)

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                                 NUI CORPORATION
               (Exact name of Registrant as specified in charter)


              Delaware                      001-16385                   22-3708029
  (State or other jurisdiction of    (Commission File Number)      (I.R.S. Employer
           incorporation)                                         (Identification No.)

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                          550 Route 202-206, PO Box 760
                          Bedminster, New Jersey 07921
                                 (908) 781-0500
          (Address, including zip code, and telephone number, including area code, of principal executive officers)

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                                       N/A
          (Former name or former address, if changed since last report)

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Item 5.   Other Events and Required FD Disclosure.

     On July 15, 2004, NUI Corporation, a corporation organized under the laws of New Jersey ("NUI"), announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement") with AGL Resources Inc., a corporation organized under the laws of Georgia ("AGL"), for AGL to acquire all of the outstanding shares of common stock of NUI for $13.70 per share in cash.

     The Boards of Directors of both companies have unanimously approved the Merger Agreement. The merger is subject to approval of NUI shareholders, regulatory agencies in the states of New Jersey, Florida, Maryland and Virginia and the Securities and Exchange Commission, clearance under the federal
Hart-Scott-Rodino Act and other customary conditions.

     The foregoing description of the merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement and the press release dated July 15, 2004 attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference.


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Item 7. Exhibits.

2.1  Agreement and Plan of Merger, dated July 14, 2004, by and among NUI
     Corporation, a corporation organized under the laws of New Jersey, AGL
     Resources Inc., a corporation organized under the laws of Georgia, and Cougar Corporation, a corporation organized under the laws of New Jersey and wholly-owned subsidiary of AGL.

99.1 Press Release, dated July 15, 2004.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    NUI CORPORATION

Dated: July 15, 2004                By:  /s/ Steven D. Overly
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                                       Name:   Steven D. Overly
                                       Title:  Vice President, Chief Financial
                                               Officer and General Counsel


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                                INDEX TO EXHIBITS

2.1  Agreement and Plan of Merger, dated July 14, 2004, by and among NUI
     Corporation, a corporation organized under the laws of New Jersey, AGL
     Resources Inc., a corporation organized under the laws of Georgia, and Cougar Corporation, a corporation organized under the laws of New Jersey and wholly-owned subsidiary of AGL.

99.1 Press Release, dated July 15, 2004.



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